UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2021

MALACCA STRAITS ACQUISITION COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39383	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 601-2

St. George’s Building

2 Ice House Street Central,

Hong Kong

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +852 21060888

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	MLACU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	MLAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	MLACW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of the financial statements for Malacca Straits Acquisition Company Limited, a Cayman Islands exempted company (the “Company”), for the three months ended September 30, 2021, the Company’s management, in consultation with its advisors, identified a classification error made in certain of the Company’s previously issued financial statements, arising from the manner in which, as of the closing of the Company’s initial public offering (“IPO”), the Company valued its Class A ordinary shares subject to possible redemption. The Company previously determined the value of such Class A ordinary shares to be equal to the redemption value of such Class A ordinary shares, after taking into consideration the terms of the Company’s Amended and Restated Memorandum and Articles of Association, under which a redemption cannot result in net tangible assets being less than $5,000,001. The Company’s management determined, after consultation with its advisors, that all of the Class A ordinary shares underlying the units issued in the IPO can be redeemed or become redeemable subject to the occurrence of future events considered to be outside the Company’s control. Therefore, management concluded that the redemption value of the Class A ordinary shares subject to possible redemption should reflect the possible redemption of all Class A ordinary shares.

As a result, the Company noted a classification error related to temporary equity and permanent equity, which it corrected in its condensed financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed on November 15, 2021 (“Q3 Form 10-Q”). In the condensed financial statements included in the Q3 Form 10-Q, the Company reclassified the requisite amount of Class A ordinary shares from permanent to temporary equity, with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A ordinary shares, and presented the effects of the revision on the Company’s previously issued financial statements. The Company also revised its earnings per share calculation to allocate net income (loss) pro rata to Class A and Class B ordinary shares. This presentation contemplates an initial business combination as the most likely outcome, in which case, both classes of ordinary shares pro rata in the income (loss) of the Company. The Company presented the reclassification in the Q3 Form 10-Q as a revision that did not require the restatement of previously filed financial statements. Subsequent to the filing of the Q3 Form 10-Q, the Company determined that it needed to restate its prior financial statements due to the quantitative materiality of the reclassification. Upon further review, and in consultation with its advisors, the Company determined that the Q3 Form 10-Q should be updated to indicate that the classification error is a restatement and not a revision.

On November 29, 2021, the audit committee of the board of directors of the Company (the “Audit Committee”) determined, after discussion with its advisors, that the Company’s (i) audited financial statements as of December 31, 2020 as previously issued in the Company’s Amendment No. 1 to the Annual Report on Form 10-K/A filed with the Securities and Exchange Commission (the “SEC”) on June 2, 2021, (ii) unaudited financial statements as of and for the quarter ended March 31, 2021 contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on June 2, 2021, and (iii) unaudited financial statements as of and for the quarter ended June 30, 2021 contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2021 (together, and collectively, the “Affected Periods”) should no longer be relied upon due to the classification error described above. As a result, the Company plans to restate its financial statements for all Affected Periods in a further amended Annual Report on Form 10-K (the “Amended Form 10-K”) and an amended Q3 Form 10-Q (the “Amended Q3 Form 10-Q”), which the Company intends to file as soon as practicable. The Amended Form 10-K and Amended Q3 Form 10-Q will include restatements of the audited financial statements and the unaudited interim condensed financial statements for the Affected Periods.

The Company does not expect the changes described above to have any impact on its cash position or the balance held in its trust account.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company will describe its remediation plan with respect to such material weakness in the forthcoming Amended Q3 Form 10-Q.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALACCA STRAITS ACQUISITION COMPANY LIMITED
Dated: November 29, 2021
	By:	/s/ Kenneth Ng
Name: Kenneth Ng
Title: Chief Executive Officer
(Principal Executive Officer)

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